EXHIBIT 21

SUBSIDIARIES OF THE COMPANY

	Jurisdiction	% of
	of	Voting
	Incorporation	Stock
	or	Owned
Name of Subsidiary	Organization	by Company

Bowater Mersey Paper Company Limited	Nova Scotia	49%

Cable One, Inc.	Delaware	100%

Capitol Fiber, Inc.	Maryland	80%

The Daily Herald Company	Washington	100%

Greater Washington Publishing, Inc.	Delaware	100%

I.H.T. Corporation	Delaware	50%

International Herald Tribune S.A.S	France	33-1/3%

International Herald Tribune S.A.S	France	33-1/3%

Los Angeles Times-Washington Post News Service, Inc.	D.C	50%

Kaplan, Inc.	Delaware	100%

American Educational Resources, Inc.	Massachusetts	100%

Dearborn Publishing Group, Inc.	Delaware	100%

Dearborn Financial Publishing, Inc.	Illinois	100%

Dearborn Financial Institute, Inc.	Illinois	100%

Anthony Schools Corporation	California	100%

Leonard’s Training Programs, Inc.	Texas	100%

Prosource Educational Service, Inc.	Minnesota	100%

Kaplan (Canada) Ltd.	Ontario	100%

Kaplan (PR) Inc.	Puerto Rico	100%

Quest Education Corporation	Delaware	100%

Andon Colleges, Inc.	California	100%

DEST Education Corporation	California	100%

California Academy of Merchandising, Art & Design, Inc.	Delaware	100%

SUBSIDIARIES OF THE COMPANY
(Continued)

	Jurisdiction	% of
	of	Voting
	Incorporation	Stock
	or	Owned
Name of Subsidiary	Organization	by Company

CHI Acquisition Corp.	Delaware	100%

Computer Hardware Service Company, Inc.	Pennsylvania	100%

DBS Acquisition Corp.	Virginia	100%

Educational Ventures (Texas), Inc.	Delaware	100%

Texas Educational Ventures, LLP	Texas	1	%(a)

ICM Acquisition Corp.	Delaware	100%

HBC Acquisition Corp.	Delaware	100%

Iowa College Acquisition Corporation	Delaware	100%

MTSX Acquisition Corp.	Delaware	100%

Maric Learning Systems	California	100%

Nebraska Acquisition Corp.	Delaware	100%

OIOPT Acquisition Corp.	Delaware	100%

Palo Vista College of Nursing & Allied Health Sciences, Inc.	California	100%

Quest Ventures, LLC	Delaware	100%

Texas Educational Ventures, LLP	Texas	99	%(b)

SACMD Acquisition Corp.	Delaware	100%

Scottsdale Educational Center for Allied Health Careers, Inc.	Arizona	100%

New Hamsphire Acquisition Corp.	Delaware	100%

Hesser, Inc.	New Hampshire	100%

Thompson Education, LLC	Delaware	100%

Denver Acquisition Corp.	Delaware	100%

SUBSIDIARIES OF THE COMPANY
(Continued)

	Jurisdiction	% of
	of	Voting
	Incorporation	Stock
	or	Owned
Name of Subsidiary	Organization	by Company

Score! Learning, Inc.	Delaware	100%

Score! Educational Centers, Inc.	California	100%

eScore.com, Inc.	Delaware	100%

Self Test Software, Inc.	Georgia	100%

Newsprint, Inc.	Virginia	100%

Newsweek, Inc.	New York	100%

Newsweek Budget Travel, Inc.	Delaware	100%

Newsweek Productions, Inc.	Delaware	100%

Newsweek Services, Inc.	Delaware	100%

Newsweek Services (Canada), Inc.	Delaware	100%

Post-Newsweek Cable of North Dakota, Inc.	Delaware	100%

Post-Newsweek Media, Inc.	Maryland	100%

Post-Newsweek Stations, Inc.	Delaware	100%

Post-Newsweek Stations, Florida, Inc.	Florida	100%

Post-Newsweek Stations, Houston GP, Inc.	Delaware	100%

Post-Newsweek Stations, Houston, LP	Delaware	1	%(a)

Post-Newsweek Stations, Houston Holdings (Limited), Inc.	Delaware	100%

Post-Newsweek Stations, Houston, LP	Delaware	99	%(b)

Post-Newsweek Stations, Michigan, Inc.	Delaware	100%

Post-Newsweek Stations, Orlando, Inc.	Delaware	100%

Post-Newsweek Stations, San Antonio GP, Inc.	Delaware	100%

Post-Newsweek Stations, San Antonio, LP	Delaware	1	%(a)

SUBSIDIARIES OF THE COMPANY
(Continued)

	Jurisdiction	% of
	of	Voting
	Incorporation	Stock
	or	Owned
Name of Subsidiary	Organization	by Company

Post-Newsweek Stations, San Antonio Holdings (Limited), Inc.	Delaware	100%

Post-Newsweek Stations, San Antonio, LP	Delaware	99	%(b)

Robinson Terminal Warehouse Corporation	Delaware	100%

Washingtonpost.Newsweek Interactive Company, LLC	Delaware	100%

(a)	General partnership interest.

(b)	Limited partnership interest.

         As permitted by Item 601(b)(21) of Regulation S-K, the foregoing list omits certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” as that term is defined in Rule 1-02(v) of Regulation S-X.

4